                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR THIRD QUARTER FISCAL 2012

Fremont, CA (March 29, 2012) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the third quarter ended February 29, 2012.

Total net sales were $2.9 million in the third quarter of fiscal 2012, compared with $4.2 million in the third quarter of fiscal 2011. Aehr Test reported a net loss of $1.4 million, or $0.15 per diluted share, in the third quarter of fiscal 2012. This compares to a net loss of $0.9 million, or $0.11 per diluted share, in the third quarter of fiscal 2011.

Net sales were $10.8 million in the first nine months of fiscal 2012 compared with $10.0 million in the first nine months of fiscal 2011. Net loss for the nine months ended February 29, 2012 was $2.6 million, or $0.29 per diluted share, compared with a net loss of $3.2 million, or $0.37 per diluted share, in the same period of the prior fiscal year.

Commenting on the third quarter, Gayn Erickson, President and Chief Executive Officer of Aehr Test Systems, said, "Having recently visited a significant cross section of customers around the world, it is clear to us that the industry mood and capital equipment spend forecast is improving. Aehr Test is seeing a marked increase in activity and orders not seen in several years. Supported by the new order announcements that we've made in the last three months, we believe that the worst of the recent difficulties arising from the slowdown in the semiconductor industry are behind us. We are happy to announce that Aehr Test now has the largest backlog in the last three years."

Erickson concluded, "I would like to reiterate my optimism for Aehr Test. There is great talent and energy throughout our organization. We have some of the best and largest customers in the world and we are expanding those relationships even as we look to add new customers to our roster."
















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Aehr Test Systems Reports Third Quarter Fiscal 2012 Results
March 29, 2012
Page 2 of 5

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, March 29, 2012 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's third quarter fiscal 2012 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of systems for burning-in and testing DRAMs, flash and other memory and logic integrated circuits and has an installed base of more than 2,500 systems worldwide. Aehr Test has developed and introduced several innovative products, including the ABTSTM, FOXTM and MAX systems and the DiePak(R)carrier. The ABTS system is Aehr Test's newest system for packaged part test during burn-in for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding revenues, net sales and customer demand and acceptance of Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include without limitation, world economic conditions, the state of the semiconductor equipment market, the Company's ability to maintain sufficient cash to support operations, acceptance by customers of Aehr Test's technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and the Company's ability to successfully market a wafer-level test and burn-in system. See Aehr Test's recent 10-K, 10-Q and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.




                       [Financial Tables to Follow]












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Aehr Test Systems Reports Third Quarter Fiscal 2012 Results
March 29, 2012
Page 3 of 5


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                   Three Months Ended     Nine Months Ended
                              February 29, February 28, February 29, February 28,
                              ------------ -----------  -----------  -----------
                                      2012      2011      2012         2011
                                    --------  --------  -------- --------
Net sales........................... $ 2,855   $ 4,242   $10,845  $ 9,988
Cost of sales.......................   1,747     2,637     6,807    6,085
                                    --------  --------  -------- --------
Gross profit........................   1,108     1,605     4,038    3,903
                                    --------  --------  -------- --------
Operating expenses:
 Selling, general and administrative   1,525     1,486     4,654    4,499
 Research and development...........     933     1,039     3,054    3,377
 Gain on bankruptcy claim...........      --        --        --     (155)
                                    --------  --------  -------- --------
   Total operating expenses.........   2,458     2,525     7,708    7,721
                                    --------  --------  -------- --------
   Loss from operations.............  (1,350)     (920)   (3,670)  (3,818)

Interest income.....................      --        --        --        3
Gain on sale of long-term investment      --        --       990       --
Other income (expense), net.........       7       (30)       53      593
                                    --------  --------  -------- --------
   Loss before income tax
   expense (benefit)................  (1,343)     (950)   (2,627)  (3,222)

Income tax expense (benefit)........      18        (4)      (17)       7
                                    --------  --------  -------- --------
   Net loss......................... $(1,361)  $  (946)  $(2,610) $(3,229)
                                    ========  ========  ======== ========

Net loss per share
   Basic............................  $(0.15)  $ (0.11)  $ (0.29) $ (0.37)
   Diluted..........................  $(0.15)  $ (0.11)  $ (0.29) $ (0.37)

Shares used in per share calculations:
   Basic............................   9,055     8,828     8,989    8,742
   Diluted..........................   9,055     8,828     8,989    8,742





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Aehr Test Systems Reports Third Quarter Fiscal 2012 Results
March 29, 2012
Page 4 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                     Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                  Three Months Ended     Nine Months Ended
                                February 29, February 28, February 29, February 28,
                                ------------ ------------ ----------- ------------
                                      2012        2011       2012          2011
                                     --------  --------     --------     --------
GAAP net loss........................$(1,361)  $  (946)     $(2,610)     $(3,229)
Gain on bankruptcy claim1............     --        --           --         (155)
Gain on sale of long-term investment2     --        --         (990)          --
Stock compensation expense...........    182       223          519          735
                                     --------  --------     --------     --------
Non-GAAP net loss....................$(1,179)  $  (723)     $(3,081)     $(2,649)
                                     ========  ========     ========     ========

GAAP net loss per diluted share...... $ (0.15)  $(0.11)     $ (0.29)     $ (0.37)
                                     ========  ========     ========     ========
Non-GAAP net loss per diluted share. $  (0.13)  $(0.08)     $( 0.34)     $ (0.30)
                                     ========  ========     ========     ========
Shares used in diluted shares
           calculation..............    9,055    8,828        8,989         8,742
                                     ========  ========     ========     ========


________________________________________________________________________________


1 The Company filed claims in the Spansion U.S. and Spansion Japan bankruptcy actions. In the first quarter of fiscal 2011, the Company's Japanese subsidiary received approximately $155,000 in proceeds from the Spansion Japan bankruptcy claim and recorded the amount as a reduction of operating expenses.

2 During the first quarter of fiscal 2012, the Company sold its long-term investment in ESA Electronics PTE Ltd., resulting in a gain of $990,000.

Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



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Aehr Test Systems Reports Third Quarter Fiscal 2012 Results
March 29, 2012
Page 5 of 5

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                         February 29,      May 31,
                                                             2012           2011
                                                         -----------    -----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................       $ 2,975        $ 4,020
  Accounts receivable, net............................           825          1,432
  Inventories,net.....................................         5,650          4,958
  Prepaid expenses and other .........................           247            161
                                                         -----------    -----------
      Total current assets ...........................         9,697         10,571

Property and equipment, net ..........................           587            954
Other assets..........................................           172            558
                                                         -----------    -----------
      Total assets ...................................       $10,456        $12,083
                                                         ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit .....................................       $   716        $    --
  Accounts payable ...................................           960            885
  Accrued expenses ...................................         1,221          1,434
  Deferred revenue ...................................           185            221
                                                         -----------    -----------
      Total current liabilities ......................         3,082          2,540

Income tax payable....................................           129            204
Deferred lease commitment ............................           195            238
                                                         -----------    -----------
      Total liabilities ..............................         3,406          2,982

Shareholders' equity .................................         7,050          9,101
                                                         -----------    -----------
      Total liabilities and shareholders' equity .....       $10,456        $12,083
                                                         ===========    ===========








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